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                                                                      Exhibit 21

                                VF CORPORATION
                       SUBSIDIARIES OF THE CORPORATION

FOLLOWING IS A LISTING OF THE SIGNIFICANT SUBSIDIARIES OF THE CORPORATION, ALL OF WHICH ARE WHOLLY OWNED:

             Name                                                       Jurisdiction of Organization
======================================                           ===========================================
Bassett-Walker Apparel Corp.                                     Delaware
Bassett-Walker, Inc.                                             Virginia
H.H. Cutler Company                                              Michigan
D. J. Industries, Inc.                                           Delaware
Healthtex, Inc.                                                  Delaware
Healthtex Apparel Corp.                                          Delaware
JanSport, Inc.                                                   Delaware
JanSport Apparel Corp.                                           Delaware
Jantzen Inc.                                                     Nevada
Jantzen Apparel Corp.                                            Delaware
Lee Apparel Company, Inc.                                        Pennsylvania
Lee Apparel (UK) Ltd.                                            N. Ireland
The H. D. Lee GmbH                                               Germany
The H. D. Lee Company, Inc.                                      Delaware
Lee Europe N.V.                                                  Belgium
Lee Italia Srl                                                   Italy
Les Dessous Boutique Diffusion S.A.                              France
Nutmeg Industries, Inc.                                          Florida
Red Kap Industries, Inc.                                         Delaware
Red Kap Apparel Corp.                                            Delaware
VF Factory Outlet, Inc.                                          Delaware
VF Diffusion, SNC                                                France
Vanity Fair, Inc.                                                Delaware
Vanity Fair Intimates, Inc.                                      Alabama
Vives Vidal, Vivesa, S.A.                                        Spain
Wrangler Limited                                                 United Kingdom
Wrangler Germany GmbH                                            Germany
Wrangler Apparel Corp.                                           Delaware
Wrangler, Inc.                                                   Alabama
Wrangler Clothing Corp.                                          Delaware


Excludes subsidiaries which, if considered as a single subsidiary or after taking into account the elimination of intercompany accounts, would not constitute a significant subsidiary at January 4, 1997.